Exhibit 99.2

                IEC ELECTRONICS CORP - CONSOLIDATED BALANCE SHEET
                          JULY 1, 2005 AND SEP 30, 2004

                                                   JULY 1, 2005     SEP 30, 2004
ASSETS

CURRENT ASSETS
  Cash                                                 459,202                0
  Accounts Receivable                                2,172,560        3,710,097
  Inventories                                        1,064,082        1,882,482
  Deferred Income Taxes                                250,000          250,000
  Other Current Assets                                 268,750          337,425
                                                   -----------      -----------
    Total Current Assets                             4,214,594        6,180,004
                                                   -----------      -----------

  PROPERTY, PLANT & EQUIPMENT                        1,628,774        2,235,765
  PREPAID DEBT ACQUISITION                              90,165          114,553
                                                   -----------      -----------
                                                     5,933,533        8,530,322
                                                   ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Current Portion of Long Term Liabilites              307,649        1,905,018
  Accounts Payable                                   1,161,728        2,253,486
  Accrued Payroll and Related Taxes                    382,918          548,444
  Other Accrued Expenses                               494,547          747,343
                                                   -----------      -----------
    Total Current Liabilities                        2,346,842        5,454,291
                                                   -----------      -----------

LONG TERM VENDOR PAYABLE                                78,905          227,175
LONG TERM DEBT - TERM                                  637,500          233,374
                                                   -----------      -----------
LONG TERM DEBT - TOTAL                                 716,405          460,549

SHAREHOLDER'S EQUITY
  Common stock, par value $.01 per share
   Authorized - 50,000,000 shares
   Outstanding - 8,258,715 shares                       71,247           70,695
  Additional Paid-in Capital                        38,526,733       38,506,361
  Retained Earnings                                (35,636,264)     (35,870,144)
  Cumulative Translation Adj                           (91,430)         (91,430)
                                                   -----------      -----------
    Total Shareholders' Equity                       2,870,286        2,615,482
                                                   -----------      -----------
                                                     5,933,533        8,530,322
                                                   ===========      ===========

             IEC ELECTRONICS CORP - CONSOLIDATED STATEMENT OF INCOME
                   FOR QUARTERS JULY 1, 2005 AND JUNE 25, 2004

                                        ACTUAL          PRIOR         ACTUAL          PRIOR
                                        QUARTER        QUARTER          YTD            YTD
                                     JULY 1, 2005   JUNE 25, 2004   JULY 1, 2005   JUNE 25, 2004
Sales                                   4,040,346      6,168,236     14,945,865     19,984,513
Cost of Sales                           3,336,106      6,362,061     12,828,823     18,875,714
                                      -----------    -----------    -----------    -----------
Gross Profit                              704,240       (193,825)     2,117,042      1,108,799

Less: Operating Expenses
  Selling & G&A                           492,633        704,573      1,708,774      1,876,233
  Restructuring                            64,920        159,288        119,654        159,288
                                      -----------    -----------    -----------    -----------
Total Operating Expenses                  557,553        863,861      1,828,428      2,035,522
                                      -----------    -----------    -----------    -----------

Operating Profit                          146,687     (1,057,686)       288,614       (926,723)

Interest and Financing Expense            (78,752)       (89,726)      (278,454)      (274,806)
Profit (Loss) on Sale of Assets             9,998              0        195,165        293,384
Other Income (Expense)                        328          2,052            328         18,474
                                      -----------    -----------    -----------    -----------
Net Income before Income Taxes             78,261     (1,145,361)       205,653       (889,671)

  Provision for Income Tax                      0              0              0              0
                                      -----------    -----------    -----------    -----------

Income from Discontinued Operations             0              0         28,227              0
                                      -----------    -----------    -----------    -----------
Net Income                                 78,261     (1,145,361)       233,880       (889,671)
                                      ===========    ===========    ===========    ===========